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                                                                    Exhibit j(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 16, 2003 relating to the financial statements and financial highlights appearing in the April 30, 2003 Annual Report to Shareholders of Boston Advisors Cash Reserves Fund, Boston Advisors U.S. Government Money Market Fund, Boston Advisors Tax Free Money Market Fund and Boston Advisors New York Municipal Money Market Fund, which are also incorporated by reference into the Statement of Additional Information which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
August 25, 2003